UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a12
YUMANITY THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

40 Guest Street, Suite 4410
Boston, Massachusetts 02135
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held June 7, 2022
To the Stockholders of Yumanity Therapeutics, Inc.:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Yumanity Therapeutics, Inc., a Delaware corporation (the “Company”) will be held on June 7, 2022, at 8:30 a.m. Eastern Time. This year’s Annual Meeting will be held entirely online. You may attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/YMTX2022, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting.
The purpose of the Annual Meeting is the following:
1.
To elect two (2) Class I directors, Patricia L. Allen and Richard Peters, M.D., Ph.D., to serve until the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice;
3.	To recommend, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers;
4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
5.	To transact such other business as may properly come before the stockholders at the Annual Meeting or at any and all adjournments or postponements thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
The Board of Directors has fixed the close of business on April 11, 2022, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders of record and beneficial owners as of the record date a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report on Form 10-K”). The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2021 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2021 Annual Report on Form 10-K by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
To be admitted to the Annual Meeting and vote your shares, you must provide the 16-digit control number as provided described in the Notice, or proxy card, or voting instruction form at www.proxyvote.com. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you are able to attend the virtual Annual Meeting, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the virtual Annual Meeting. You may vote by submitting your proxy via the Internet, by telephone, or by mail (if you received paper copies of the proxy materials) by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the virtual Annual Meeting regardless of whether you attend.
By Order of the Board of Directors,
/s/ Richard Peters, M.D., Ph.D.
Richard Peters, M.D., Ph.D. President, Chief Executive Officer and Director

i

YUMANITY THERAPEUTICS, INC.
40 Guest Street, Suite 4410
Boston, Massachusetts 02135
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 7, 2022
This proxy statement contains information about the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Yumanity Therapeutics, Inc., which will be held on Tuesday, June 7, 2022 at 8:30 a.m. Eastern Time. This year’s Annual Meeting will be held entirely online. You may attend the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/YMTX2022, where you will be able to vote electronically and submit questions. The Board of Directors of Yumanity Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Yumanity,” “Company,” “we,” “us,” and “our” refer to Yumanity Therapeutics, Inc. The mailing address of our principal executive offices is 40 Guest Street, Suite 4410, Boston, Massachusetts 02135.
All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving by giving our corporate secretary written notice to that effect.
We made this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or the 2021 Annual Report on Form 10-K, available to stockholders on April 25, 2022.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 7, 2022:

This proxy statement and our 2021 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Yumanity Therapeutics, Inc., 40 Guest Street, Suite 4410, Boston, Massachusetts 02135, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at www.sec.gov, or on our website at www.yumanity.com/investor-relations/financial-information/.

YUMANITY THERAPEUTICS, INC.
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2022
AT 8:30 A.M.
GENERAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING
When is this proxy statement and the accompanying materials scheduled to be sent to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 25, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of the 2022 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2021 Annual Report on Form 10-K will be mailed or made available to stockholders on the Internet on or about the same date.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 25, 2022. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2022 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2021 Annual Report on Form 10-K, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of the 2022 Annual Meeting of Stockholders, this proxy statement and our 2021 Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.
Why are you holding a virtual Annual Meeting?
The safety of our stockholders is important to us and given the ongoing COVID-19 pandemic, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our Board of Directors or management.
How do I attend and participate in the annual meeting online?
To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/YMTX2022 and use their control number found on the proxy card or Notice of Internet Availability of Proxy Materials, and beneficial owners of shares held in street name will need to follow the same instructions.
You will need the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials, as applicable. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/YMTX2022. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 8:30 a.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
How can I get help if I have trouble checking in or listening to the meeting online?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Who is soliciting my vote?
Our Board of Directors is soliciting your vote for the Annual Meeting.
When is the record date for the Annual Meeting?
The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 11, 2022.
How many votes can be cast by all stockholders?
There were 10,846,740 shares of our common stock, par value $0.001 per share, outstanding on April 11, 2022, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of the Stockholders on June 7, 2022, or the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of April 11, 2022.
How do I vote?
If you are a stockholder of record, there are several ways for you to vote your shares.
•
By Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the 16-digit control number provided on your proxy card or voting instruction form. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 6, 2022.

•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will be required to enter the 16-digit control number provided on your proxy card or voting instruction form. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on June 6, 2022.

•
By Mail prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received by the cutoff time of 11:59 p.m. Eastern Time on June 6, 2022.

•
During the Annual Meeting. If you attend the Annual Meeting online, you may vote your shares online while virtually attending the Annual Meeting by visiting www.virtualshareholdermeeting.com/YMTX2022. You will need your control number provided on your proxy card or Notice of Internet Availability of Proxy Materials in order to be able to vote during the Annual Meeting.

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you submit a proxy via the Internet, by telephone, or by mail, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet, by telephone, or by mail, you do not need to return your proxy card.
If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on June 6, 2022, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Yumanity Therapeutics, Inc., 40 Guest Street, Suite 4410, Boston, Massachusetts 02135, Attention: Corporate Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.
How is a quorum reached?
Our Third Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.
Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How is the vote counted?
Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Fifth Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.
For the election of directors, the nominees must receive a plurality of the votes cast and entitled to vote on the proposal, meaning the director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. Shares voting “withheld” have no effect on the outcome of election of directors.
If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. If you do not instruct your broker how to vote with respect to “non-discretionary” items, your broker may not vote for such proposals, and those votes will be counted as broker “non-votes.”
The vote required, and the method of calculation, for each proposal at the Annual Meeting is described below.
Proposal	Vote Required	Discretionary Voting Permitted?
Election of Directors	Plurality	No
Approval of the Ratification of Appointment of PricewaterhouseCoopers LLP	Majority	Yes
Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Majority	No
Recommendation, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	Highest Number of Affirmative Votes	No
Proposal One – Election of Directors
The two Class I director nominees receiving the highest number of votes, in person or by proxy, will be elected. You may vote “FOR” or “WITHHOLD” for each nominee on your proxy card. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Withheld votes and broker non-votes will have no effect on the outcome of the election of the directors.
Proposal Two – Approval of the Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm
Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on the proposal. This proposal is considered to be a discretionary item, and your broker will be able to vote on this proposal even if it does not receive instructions from you. Accordingly, we do not anticipate that there will be any broker non-votes on this proposal; however, any broker non-votes will not be counted as “votes cast” and will therefore have no effect on this proposal.
Proposal Three – Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers
Approval of this proposal requires the affirmative vote of a majority of the votes properly cast for and against this proposal. You may vote “FOR,” “AGAINST,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on this proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.
Proposal Four – Recommendation, on an Advisory Basis, of the Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers
The frequency of “one year,” “two years,” or “three years” that receives the highest number of affirmative votes properly cast on this proposal will be deemed the preferred frequency with which we hold a non-binding, advisory vote on the compensation of our named executive officers. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS,” or “ABSTAIN” from voting on this proposal. If you abstain from voting on this proposal, your shares will not be counted as “votes cast” with respect to this proposal, and the abstention will have no effect on this proposal. This proposal is not considered to be a discretionary item, so if you do not instruct your broker how to vote with respect to this proposal, your broker may not vote on this proposal, and those votes will be counted as broker “non-votes.” Broker non-votes will have no effect on the outcome of this proposal.

Who pays the cost for soliciting proxies?
We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.
How may stockholders submit matters for consideration at an annual meeting?
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2023 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than December 26, 2022. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

OVERVIEW OF PROPOSALS
This Proxy Statement contains four proposals requiring stockholder action. Proposal 1 requests the election of two directors to the Board of Directors. Proposal 2 requests the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Proposal 3 requests the approval, on an advisory basis, of the compensation of our named executive officers. Proposal 4 requests the recommendation, on an advisory basis, of the frequency of future advisory votes on the compensation of our named executed officers. Each of the proposals is discussed in more detail in the pages that follow.
PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors is divided into three classes. One class is elected each year at the annual meeting of stockholders for a term of three years. Vacancies on the Board of Directors are filled exclusively by the affirmative vote of a majority of the remaining directors, even if less than a quorum is present, and not by stockholders. A director elected by the Board of Directors to fill a vacancy in a class shall hold office for the remainder of the full term of that class, and until the director’s successor is duly elected and qualified or until his or her earlier resignation, death, or removal.
The Board of Directors presently has nine members. As of the date of the Annual Meeting, the authorized size of our Board of Directors will be reduced to eight members. There are three Class I directors whose terms of office expire on the date of the upcoming Annual Meeting: Patricia L. Allen, Richard A. Heyman, Ph.D. and Richard Peters, M.D., Ph.D. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are Patricia L. Allen and Richard Peters, M.D., Ph.D. If elected, each nominee will serve as director until our 2025 annual meeting of Stockholders (the “2025 Annual Meeting”) and until his or her successor is duly elected and qualified, or, if sooner, until his or her earlier death, resignation, or removal. Richard A. Heyman, Ph.D., who is currently serving on our Board of Directors, was not nominated for election at the Annual Meeting and his term as a director will end at the Annual Meeting.
The names of and certain information about the directors in each of the three classes are set forth below. There are no family relationships among any of our directors or executive officers.
It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of the Class I director nominees to the Board of Directors. If a nominee should for any reason be unable or unwilling to serve at any time prior to the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the Board of Directors may designate. Each nominee has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Director Nominees and Continuing Directors
The following is a brief biography of each nominee for director and each director whose term of office will continue after the Annual Meeting, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this Proxy Statement.
Nominees for Election as a Class I Director for a Three-Year Term Expiring at the 2025 Annual Meeting
Name	Positions and Offices Held	Director Since(1)	Age
Patricia L. Allen	Director	2019	60
Richard Peters, M.D., Ph.D.	President, Chief Executive Officer and Director	2019	59
(1)	The years set forth below reflect when the director joined Yumanity, Inc. (formerly Yumanity Therapeutics, Inc.).
Patricia L. Allen has served as a member of our Board of Directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020 and previously served as a member of the board of directors of Yumanity, Inc. since August 2019. Ms. Allen is currently the Chief Financial Officer of Vividion Therapeutics, Inc., a wholly owned and independently operated subsidiary of Bayer AG, since March 2021. From January 2013 to May 2020, Ms. Allen served as the Chief Financial Officer of Zafgen, Inc., which was acquired by Larimar

Therapeutics, Inc. Ms. Allen has over 25 years of financial leadership experience in the biotechnology industry at both publicly traded and private companies. From 2011 to 2012, she provided independent consulting services to biotechnology companies in a variety of areas, including interim chief financial officer services, fundraising, deal structures, financial planning, organizational structure, investor relations and business development. Previously, from 2004 to 2011, Ms. Allen served as the Vice President of Finance, Treasurer and Principal Financial Officer of Alnylam Pharmaceuticals, Inc. Ms. Allen began her career as an auditor at Deloitte & Touche, LLP. Ms. Allen also serves on the board of directors and the chair of the audit committee of Deciphera Pharmaceuticals, Inc., a publicly-traded company, since 2016. Ms. Allen graduated summa cum laude from Bryant College with a B.S. in business administration. We believe Ms. Allen is qualified to serve on our Board of Directors because of her financial expertise and her experience as an executive of companies in the life sciences industry.
Richard Peters, M.D., Ph.D. has served as our President, Chief Executive Officer and member of our Board of Directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020 and has served as the President, Chief Executive Officer and a member of the board of directors of Yumanity, Inc. since September 2019. Dr. Peters previously served as the President and Chief Executive Officer and a member of the board of directors of Merrimack Pharmaceuticals, a biopharmaceutical company, from February 2017 to June 2019. Previously, Dr. Peters served in various capacities at Sanofi Genzyme, a global pharmaceutical company, since 2008, including as Senior Vice President, Head of Global Rare Diseases Business Unit since January 2015, Vice President, Strategy Development Officer, U.S. Rare Disease Unit from May 2014 to December 2014, Vice President, Division Medical Officer, Global Oncology Division from 2011 to May 2014, and Vice President, Head of Global and U.S. Medical Affairs, Hematology and Transplant from 2008 to 2011. Prior to Sanofi Genzyme, Dr. Peters held medical affairs roles at Onyx Pharmaceuticals, Inc. and Amgen Inc., both pharmaceutical companies, and was a co-founder and Chief Executive Officer of Mednav, Inc., a private healthcare information technology company. Dr. Peters has served on the board of directors of Aprea Therapeutics, Inc., a biopharmaceutical company since June 2020 and as chair of the compensation committee since September 2020. Dr. Peters has been an active founder, angel investor, and Board member of several biotechnology start-ups. Dr. Peters has also served on the faculty at Harvard Medical School/Massachusetts General Hospital. Dr. Peters holds an M.D. and a Ph.D. in pharmacology from the Medical University of South Carolina and a B.S. from the College of Charleston. We believe Dr. Peters is qualified to serve on our Board of Directors because of his extensive industry knowledge and experience in research and development.
Continuing Directors
Name	Positions and Offices Held	Director Since(1)	Class and Year in Which Term Will Expire	Age
David Arkowitz	Director	2020(2)	Class II—2023	60
Jeffery W. Kelly, Ph.D.	Director	2014	Class II—2023	61
Cecil B. Pickett, Ph.D.	Director	2016	Class II—2023	77
N. Anthony Coles, M.D.	Chair of the Board of Directors	2014	Class III—2024	61
Kim C. Drapkin	Director	2020(2)	Class III—2024	54
Lynne Zydowsky, Ph.D.	Director	2019	Class III—2024	63
(1)	The years set forth below reflect when the director joined Yumanity, Inc. (formerly Yumanity Therapeutics, Inc.).
(2)	Mr. Arkowitz and Ms. Drapkin joined Yumanity at the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020.
David Arkowitz has served as a member of our Board of Directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020 and previously served on the board of directors of Proteostasis since March 2019. Mr. Arkowitz has served as Chief Financial Officer and Head of Business Development of Seres Therapeutics, Inc. since June 2021. From May 2018 to May 2021 Mr. Arkowitz served as the Chief Financial Officer of Flexion Therapeutics, Inc. From September 2013 to May 2018, Mr. Arkowitz served as Chief Operating Officer and Chief Financial Officer at Visterra (acquired by Otsuka Pharmaceutical Co.), where he led the finance, business development, corporate planning and other functions. Mr. Arkowitz was Chief Financial Officer and General Manager at Mascoma Corporation (acquired by Lallemand Inc.) from June 2011 to September 2013. Previously, Mr. Arkowitz served as Chief Financial Officer and Chief Business Officer at AMAG Pharmaceuticals, and Chief Financial Officer of Idenix Pharmaceuticals (acquired by Merck & Co., Inc.). Prior to

Idenix, Mr. Arkowitz spent more than 13 years at Merck & Co., Inc. where he held roles of increasing responsibility, including Vice President and Controller of the U.S. Human Health division and Controller of the Global Research and Development division, and Chief Financial Officer of the Canadian subsidiary. Mr. Arkowitz serves on the board of directors of F-Star Therapeutics, Inc., where he also serves as the chair of the audit committee and a member of the compensation committee. Mr. Arkowitz earned a B.A. in Mathematics from Brandeis University and an M.B.A. in Finance from Columbia University Business School. We believe Mr. Arkowitz is qualified to serve on our Board of Directors because of his extensive financial and operational life sciences experience.
Jeffery W. Kelly, Ph.D. has served as a member of our Board of Directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020 and previously served as a member of the board of directors of Yumanity, Inc. since December 2014 and as a member of the board of directors of Proteostasis since co-founding the company in December 2006. Dr. Kelly is the Lita Annenberg Hazen Professor of Chemistry within the Skaggs Institute of Chemical Biology at The Scripps Research Institute since 1997. Since late 2018, Dr. Kelly has served as the faculty representative on the board of directors of The Scripps Research Institute. Prior to that he served as Chairman of the Departments of Chemistry (2018) and Molecular and Experimental Medicine (2008 – 2017), Dean of Graduate Studies (2000 – 2008), and Vice President of Academic Affairs (2000 – 2006) at The Scripps Research Institute. Dr. Kelly also co-founded FoldRx Pharmaceuticals, Inc., and Protego Biopharma, Inc. He received his Ph.D. in organic chemistry from the University of North Carolina at Chapel Hill and received postdoctoral training at the Rockefeller University. At his lab at Scripps, Professor Kelly discovered tafamidis, a drug developed by FoldRx and acquired by Pfizer. We believe he is qualified to serve on our Board of Directors because of his long history with Proteostasis and Yumanity and his scientific and technical expertise in neurodegenerative diseases.
Cecil B. Pickett, Ph.D. has served as a member of our Board of Directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020 and previously served as a member of the board of directors of Yumanity, Inc. since May 2016. Dr. Pickett served as President, Research and Development and a member of the board of directors of Biogen Idec Inc. from September 2006 until his retirement in October 2009. Prior to joining Biogen Idec, Dr. Pickett held several senior R&D positions, including Corporate Senior Vice President of Schering-Plough Corp. and President of Schering-Plough Research Institute. Prior to joining Schering-Plough, he held several senior R&D positions at Merck & Co. Dr. Pickett received a B.S. in biology from California State University at Hayward and a Ph.D. in cell biology from University of California at Los Angeles. He is a member of the National Academy of Medicine and previously served as a director of Zimmer Biomet from March 2008 to March 2018. We believe Dr. Pickett is qualified to serve on our Board of Directors because of his scientific background and experience in the life sciences industry.
N. Anthony Coles, M.D. has served as a member of our Board of Directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020. He co-founded Yumanity, Inc. and has served as a member of Yumanity, Inc.’s board of directors since December 2014. Dr. Coles previously served as our Executive Chair of the board of directors from September 2019 to June 2021 and as Yumanity, Inc.’s President and Chief Executive Officer from October 2014 to September 2019. Dr. Coles has served as the Chairperson of the board of directors of Cerevel Therapeutics since December 2018 and has been the President and Chief Executive Officer of Cerevel Therapeutics since September 2019. Previously, Dr. Coles served as President, Chief Executive Officer and Chairperson of the board of Onyx Pharmaceuticals, Inc., from 2012 until its sale to Amgen in 2013, having served as its President, Chief Executive Officer and a member of its board of directors from 2008 until 2012. Prior to joining Onyx Pharmaceuticals, Inc., Dr. Coles was President, Chief Executive Officer and a director of NPS Pharmaceuticals, Inc. Before joining NPS Pharmaceuticals, Inc. in 2005, Dr. Coles was Senior Vice President of Commercial Operations at Vertex Pharmaceuticals Inc., and earlier, held several executive positions at Bristol-Myers Squibb Company and positions of increasing responsibility at Merck & Co., Inc. In addition to having previously served as a director of Onyx Pharmaceuticals and NPS Pharmaceuticals, Dr. Coles was formerly a director of McKesson Corporation, CRISPR Therapeutics AG, Laboratory Corporation of America Holdings and Campus Crest Communities, Inc. Dr. Coles currently serves on the board of directors of Regeneron Pharmaceuticals, Inc. Dr. Coles earned a B.A. at Johns Hopkins University, a M.D. from Duke University, and a M.P.H. from Harvard University. He completed his cardiology and internal medicine training at Massachusetts General Hospital and was a research fellow at Harvard Medical School. We believe Dr. Coles is qualified to serve on our Board of Directors because of his extensive leadership, executive, managerial and strategic business experience with life sciences companies.

Kim C. Drapkin, CPA, has served as a member of our Board of Directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020 and previously served as a member of the board of directors of Proteostasis since February 2019. Ms. Drapkin has served as the Chief Financial Officer of Jounce Therapeutics, Inc. since August 2015 and as its Treasurer since February 2013. From 2009 to August 2015, Ms. Drapkin was the owner of KCD Financial LLC, a consulting firm, through which she served as Jounce Therapeutics’ interim Chief Financial Officer from 2012 to August 2015 and consulted for numerous biotechnology companies. Previously, Ms. Drapkin served as Chief Financial Officer of Predix Pharmaceuticals Holdings, Inc. from 2005 to 2006, and, after Predix was acquired by EPIX Pharmaceuticals, Inc., as the Chief Financial Officer of EPIX from 2006 to 2009. From 1995 to 2005, Ms. Drapkin served in a variety of roles of increasing responsibility at Millennium Pharmaceuticals, Inc., (acquired by Takeda Pharmaceutical Company), including Director of Finance. Ms. Drapkin serves on the board of directors of Acumen Pharmaceuticals, Inc. Ms. Drapkin began her career at PricewaterhouseCoopers LLP, is a certified public accountant and holds a B.S. in accounting from Babson College. We believe Ms. Drapkin is qualified to serve on our Board of Directors because of her extensive financial expertise within the pharmaceutical industry.
Lynne Zydowsky, Ph.D. has served as a member of our Board of Directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020 and previously served as a member of the board of directors of Yumanity, Inc. since October 2019. Dr. Zydowsky has served as the President and co-founder of the Alexandria Summit since 2011, the Chief of Science of Alexandria Real Estate Equities, Inc./Alexandria Venture Investments since 2016 and President of Zydowsky Consultants, a consulting practice offering services to life sciences company, since August 2003. Prior to that, Dr. Zydowsky was co-founder and Chief Operating officer of Renovis, Inc. (now Evotec) and served as Vice President of Pharmaceutical Business Development at Exelixis, Inc. Dr. Zydowsky has served on the board for the Reagan-Udall Foundation for the FDA since October 2018, the Board of Trustees for Butler University since September 2016, and the Discovery Council for Harvard Medical School since August 2018. She serves as a Board Observer for OneFifteen, a non-profit healthcare ecosystem dedicated to the full and sustained recovery of people living with opioid addiction, on behalf of Alexandria Real Estate Equities, Inc. She serves on the West Coast Board of buildOn, an international non-profit focused on breaking the cycle of poverty, illiteracy, and low expectations through its youth programs. Dr. Zydowsky earned her Ph.D. in chemistry from The Ohio State University and was a National Institutes of Health postdoctoral fellow in the Department of Biological Chemistry and Molecular Pharmacology at Harvard Medical School. She has a B.S. in pharmacy from Butler University. We believe Dr. Zydowsky is qualified to serve on our Board of Directors because of her experience working with life sciences companies and knowledge of the life sciences industry.
Directors Departing Office Following the Annual Meeting
Name	Positions and Offices Held	Director Since(1)	Age
Richard A. Heyman, Ph.D.	Lead Independent Director	2016	64
(1)	The year set forth below reflects when Dr. Heyman joined Yumanity, Inc. (formerly Yumanity Therapeutics, Inc.).
Dr. Heyman was not nominated for election at the Annual Meeting and his term as a director will end at the Annual Meeting.
Richard A. Heyman, Ph.D. has served as a member of our Board of Directors since the completion of the merger of Proteostasis Therapeutics, Inc. and Yumanity, Inc. in December 2020 and previously served as a member of the board of directors of Yumanity, Inc. since May 2016. Dr. Heyman is the co-founder of Metacrine, Inc. and has served as the Chairman of its board of directors since June 2015. He is a venture partner for ARCH Ventures and also serves as a member of the boards of directors of Gritstone Oncology, Inc. and ORIC Pharmaceuticals, Inc., and previously served on the board of directors of BCTG Acquisition Corp. Dr. Heyman was a co-founder of ORIC Pharmaceuticals, Inc. and served as its Interim Chief Executive Officer from October 2015 to June 2016. From August 2013 to April 2015, Dr. Heyman served as the Chief Executive Officer of Seragon Pharmaceuticals, Inc., a private biotechnology company which was acquired by Genentech in August 2014. Prior to joining Seragon, Dr. Heyman co-founded and served as the Chief Executive Officer of Aragon Pharmaceuticals, Inc. until it was acquired by Johnson & Johnson in August 2013. Dr. Heyman also serves on the boards of directors for private life sciences companies Vividion Therapeutics, Inc. (now a wholly owned and independently operated subsidiary of Bayer AG), PMV Pharmaceuticals, Inc., Enliven Therapeutics and Amunix Inc. He is also the vice chair of the Board of Trustees at the Salk Institute, on the Board Foundation for the American Association for Cancer Research, the executive committee at the University of California at San Diego Moores Cancer Center and a founding member of Life Science Cares, San Diego. Dr. Heyman received a Ph.D. in pharmacology from the University of Minnesota and a B.S. in chemistry from the University of Connecticut. We believe Dr. Heyman is qualified to serve on our Board of Directors because of his experience as an executive of companies in the life sciences industry.
Vote Required
Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on this proposal at the Annual Meeting. Accordingly, if a quorum is present, the two nominees receiving the highest number of affirmative votes will be elected as Class I directors. Broker non-votes and proxies marked to withhold authority with respect to the Class I directors will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named herein. Proxies cannot be voted for a greater number of persons than the two nominees named in this Proxy Statement.
The Board of Directors recommends that stockholders vote “FOR” the election of each named Class I director nominee listed above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Stockholders are being asked to ratify the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. PricewaterhouseCoopers LLP had served as Proteostasis Therapeutics, Inc.’s independent registered public accounting firm since 2014 and had audited Yumanity, Inc.’s financial statements since 2018.
The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board of Directors believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.
A representative of PricewaterhouseCoopers LLP is expected to be present at the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by PricewaterhouseCoopers LLP during the years ended December 31, 2020 and December 31, 2021.
Independent Registered Public Accounting Firm Fees and Services
The following table sets forth the aggregate fees billed for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP, an independent registered public accounting firm, for the fiscal years ended December 31, 2021 and 2020.
	2021	2020
Audit fees(1)	$1,015,000	$1,660,000
Audit-related fees(2)	—	—
Tax-related fees(3)	73,271	31,155
All other fees(4)	956	956
Total fees	$1,089,227	1,692,111
(1)
Audit fees. Audit fees consist of fees billed for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements, the review of interim financial statements, and related services that are normally provided in connection with registration statements. Audit fees for 2021 and 2020 include $420,000 and $666,000, respectively, of fees in connection with registration statements and related stock offerings.

(2)	Audit-related fees. There were no audit-related fees in fiscal years 2021 and 2020.
(3)	Tax-related fees. Tax-related fees consist of fees billed for the preparation of the annual tax returns and tax-related consulting work.
(4)	All other fees. All other fees consist of licenses for PricewaterhouseCoopers LLP’s online accounting research tool and quarterly period disclosure checklists.
All fees described above were pre-approved by the Audit Committee.
Pre-Approval of Audit and Non-Audit Services
Our Board of Directors and Audit Committee have adopted a policy that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be approved in advance by our Audit Committee.
Vote Required
To be approved, Proposal 2 must receive “FOR” votes from the holders of a majority of the votes properly cast for this proposal. Shares that are voted “abstain” will have no effect on the outcome of this proposal.
The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of
PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), added Section 14A to the Exchange Act, which requires that we provide our stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement, commonly known as a “Say-on-Pay” vote. Stockholders may also abstain from voting. This Say-on-Pay vote is not intended to address any specific element of the compensation of our named executive officers, but rather the overall executive compensation of our named executive officers and our overall executive compensation program, philosophy, and practices as described in this Proxy Statement.
This Say-on-Pay vote is advisory; therefore, it is not binding on the Company, our Board of Directors or our Compensation Committee. However, we plan to consider the results of this year’s vote in reviewing and determining the compensation of our named executive officers in the future because we value the opinions of our stockholders.
As described in this Proxy Statement, we believe the compensation of our named executive officers and our executive compensation program, philosophy, and practices are appropriate, and enable us to attract, motivate, and retain top-performing executive officers, including our named executive officers, while aligning the long-term interests of our executive officers with the long-term interests of our stockholders. Accordingly, we ask our stockholders to approve, on a non-binding, advisory basis, the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement under the “Executive Compensation” section, the compensation tables and narrative discussion is hereby APPROVED.
Vote Required
To be approved, this advisory non-binding Proposal 3 must receive “FOR” votes from the holders of a majority of the votes properly cast for this proposal. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors recommends that stockholders vote, on an advisory basis, “FOR” the compensation of our named executive officers.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER ADVISORY VOTES ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act also provide that stockholders must be given the opportunity to vote, on an advisory basis, for their preference as to how frequently we should hold future Say-on-Pay votes. We are asking our stockholders whether our future Say-on-Pay votes should occur every one, two, or three years. Stockholders may also abstain from voting.
The vote on this proposal is advisory; therefore, it is not binding on the Company, our Board of Directors or our Compensation Committee. We may determine in the future that it is in the best interests of the Company and our stockholders to hold Say-on-Pay votes more or less frequently than the frequency indicated by stockholders in voting on this proposal or as currently recommended by our Board Directors. However, we plan to consider the results of the vote on this proposal in determining the frequency of our Say-on-Pay votes because we value the opinions of our stockholders.
Currently, we believe that it is in the best interests of the Company and our stockholders to hold a Say-on-Pay vote every year, and this is the frequency recommended by our Board of Directors. We believe this frequency will enable our stockholders to vote, on a non-binding, advisory basis, on our most recent executive compensation practices and decisions as presented in our annual proxy statements, which will lead to greater transparency and more meaningful and timely communication between the Company and our stockholders regarding the compensation of our named executive officers. Accordingly, we ask our stockholders to indicate their preferred voting frequency by voting for every “one year,” “two years,” or “three years” (or abstaining from voting) in response to the following resolution at the Annual Meeting:
RESOLVED, that the alternative of every one year, two years, or three years that receives the highest number of votes cast by stockholders in person or by proxy at this meeting will be deemed the preferred frequency with which the Company is to hold an advisory vote on the compensation of the Company’s named executive officers.
Vote Required
Stockholders will not be voting to approve or disapprove of the recommendation of our Board of Directors. The proxy card provides stockholders with the opportunity to choose among four options with respect to this proposal (holding the vote every one, two, or three years, or abstaining). The option that receives the highest number of votes from the votes properly cast for this proposal will be deemed to be the frequency preferred by our stockholders. Shares that are voted “abstain” and broker non-votes will have no effect on the outcome of this proposal.
The Board of Directors recommends a vote, on a non-binding, advisory basis, for “One Year” as the preferred frequency for the advisory vote on the compensation of our named executed officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding beneficial ownership of our common stock as of April 11, 2022, for: each person known to us to be the beneficial owner of more than five percent of our outstanding common stock; each of our named executive officers; each of our directors; and all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by a footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.
The table lists applicable percentage ownership based on 10,846,740 shares of our common stock outstanding as of April 11, 2022. The number of shares beneficially owned includes shares of our common stock that each person has the right to acquire within 60 days of April 11, 2022, including upon the exercise of stock options and the vesting of restricted stock units. These stock options and restricted stock units shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of our common stock owned by any other person.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Yumanity Therapeutics, Inc., 40 Guest Street, Suite 4410, Boston, Massachusetts 02135.
Name and Address of Beneficial Owner	Number	Percent
5% Stockholders
Entities Associated with Fidelity(1)	1,546,252	14.26%
Entities affiliated with the estate of Susan Lindquist, Ph.D.(2)	1,190,599	10.98%
N. Anthony Coles, M.D.(3)	860,329	7.85%
Named Executive Officers and Directors
Richard Peters, M.D., Ph.D.(4)	384,439	3.44%
Paulash Mohsen(5)	104,413	*
Ajay Verma, M.D., Ph.D.(6)	5,000	*
N. Anthony Coles, M.D.(3)	860,329	7.85%
Patricia L. Allen(7)	22,699	*
David Arkowitz(8)	11,680	*
Kim C. Drapkin(9)	7,333	*
Richard A. Heyman, Ph.D.(10)	18,321	*
Jeffery W. Kelly, Ph.D.(11)	30,464	*
Cecil B. Pickett(12)	18,321	*
Lynne Zydowsky, Ph.D.(13)	22,699	*
All current directors and executive officers as a group (11 persons)(14)	1,416,285	12.45%
*	Represents beneficial ownership of less than one percent
(1)
Based solely on information set forth in a Schedule 13G filed with the SEC on February 8, 2022 by FMR LLC, reporting that FMR LLC (i) beneficially owned 1,546,252 shares; (ii) had the sole power to dispose or direct the disposition of 1,546,252 shares; and (iii) had the sole power to vote or to direct the vote of 572,877 shares. Fidelity Management & Research Company LLC (“FMR Co. LLC”) beneficially owns five percent or greater of the outstanding shares reported in this filing. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by FMR Co. LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. This information reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). This information does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). The address of the entities and individuals listed above is 245 Summer Street, Boston, Massachusetts 02210.
(2)
Based solely on a Schedule 13G filed with the SEC on January 4, 2021. Consists of (i) 230,170 shares of common stock held by the Susan L. Lindquist Exempt Marital Trust, (ii) 241,257 shares of common stock held by the Susan L. Lindquist Non-Exempt Marital Trust, (iii) 228,966 shares of common stock held by the Susan L. Lindquist Massachusetts Only Marital Trust, (iv) 484,168 shares of common stock held by the Susan L. Lindquist Family Trust and (v) 6,038 shares of common stock issuable upon exercise of warrants within 60 days of April 9, 2021 held by the Susan L. Lindquist Family Trust. The address for each of the Susan L. Lindquist Exempt Marital Trust, Susan L. Lindquist Non-Exempt Marital Trust, Susan L. Lindquist Massachusetts Only Marital Trust and Susan L. Lindquist Family Trust is c/o Nancy E. Dempze, Hemenway & Barnes, LLP 75 State Street, 16th Fl., Boston, Massachusetts 02109.

(3)
Consists of (i) 691,008 shares of common stock held by N. Anthony Coles, M.D., (ii) 116,652 shares of common stock issuable upon exercise of options and warrants exercisable within 60 days of April 1, 2022 and (iii) 52,669 shares held by Coles 2016 Irrevocable Trust. Dr. Coles is a trustee of the Coles 2016 Irrevocable Trust and may be deemed to have voting and investment power over shares held by Coles 2016 Irrevocable Trust.

(4)	Consists of (i) 70,000 shares of common stock held by Dr. Peters and (ii) 314,439 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022.
(5)
Consists of (i) 52,818 shares of common stock held by Mr. Mohsen and (ii) 51,595 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022. Mr. Mohsen’s employment with us terminated on April 8, 2022.

(6)	Consists of 5,000 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022. Dr. Verma’s employment with us terminated on January 28, 2022.
(7)	Consists of 22,699 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022.
(8)	Consists of (i) 4,347 shares of common stock held by Mr. Arkowitz and (ii) 7,333 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022.
(9)	Consists of 7,333 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022.
(10)	Consists of (i) 8,117 shares of common stock held by Dr. Heyman and (ii) 10,204 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022.
(11)	Consists of (i) 13,154 shares of common stock held by Dr. Kelly and (ii) 17,310 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022.
(12)	Consists of (i) 8,117 shares of common stock held by Dr. Pickett and (ii) 10,204 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022.
(13)	Consists of 22,699 shares of common stock issuable upon exercise of options exercisable within 60 days of April 11, 2022.
(14)	Includes 528,873 shares of common stock issuable upon exercise of options and warrants exercisable within 60 days of April 11, 2022.

EXECUTIVE OFFICERS
The following table sets forth information with respect to our executive officers as of the date of this Proxy Statement.
Name	Age	Position(s)
Richard Peters, M.D., Ph.D.	59	President, Chief Executive Officer and Director
Michael D. Wyzga	33	Senior Vice President, Chief Financial Officer and Treasurer
Devin Smith	54	Senior Vice President, General Counsel and Secretary
Richard Peters, M.D., Ph.D. Biographical information for Dr. Peters is presented above under the caption “Director Nominees and Continuing Directors – Nominees for Election as a Class I Directors for a Three-Year Term Expiring at the 2025 Annual Meeting.”
Michael D. Wyzga has served as our Senior Vice President, Chief Financial Officer and Treasurer since August 2021. Mr. Wyzga joined us from Needham and Company, where he served as Healthcare Investment Banking Vice President from August 2018 to August 2021 and as Healthcare Investment Banking Associate from June 2014 to August 2018. At Needham and Company, Mr. Wyzga provided strategic and financial advice to clients and was responsible for the execution of several life sciences transactions. Mr. Wyzga previously served as a Healthcare Consultant at PricewaterhouseCoopers LLP from June 2017 to August 2017 and as a Healthcare Corporate and Investment Banking Analyst at CitiGroup, Inc. from 2011 to 2013. Mr. Wyzga earned his B.A. in Finance from Lehigh University and an M.B.A. from the S.C. Johnson School of Business at Cornell University.
Devin W. Smith has served as our Senior Vice President, General Counsel and Secretary since June 2021. Mr. Smith has more than 20 years of legal and compliance experience serving clients in the biotechnology and pharmaceutical industries. Prior to joining us, Mr. Smith served as Senior Vice President and General Counsel of Minerva Neurosciences, Inc. from August 2018 to June 2021, where he provided strategic legal advice and was responsible for corporate governance and SEC compliance. Previously, Mr. Smith served as General Counsel and Company Secretary of Stallergenes Greer plc, a global biopharmaceutical company focused on allergy immunotherapy products, beginning in October 2015. From October 2011 until October 2015, Mr. Smith was the Vice President and General Counsel and led the North American legal department for EMD Serono, Inc., the biopharmaceutical division of Merck KGaA. From October 2006 until October 2011, he was the Associate General Counsel for EMD Serono. Prior to EMD Serono, he was a partner at the international law firm of Nixon Peabody LLP. Mr. Smith received a B.A. from the University of North Carolina – Chapel Hill and his J.D. from Suffolk University Law School.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation, the following is a summary of transactions and series of similar transactions since January 1, 2020 to which we were a party or will be a party, in which:
•	the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•
any of our directors, director nominees, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Private Placement
In connection with the merger between Proteostasis Therapeutics, Inc. (“Proteostasis”) and Yumanity, Inc., on December 14, 2020, we entered into a Subscription agreement with certain investors (the “Subscription Agreement”) for the sale of 1,460,861 shares of common stock at a purchase price of $23.00 per share, for an aggregate purchase price of approximately $33.6 million (the “Private Placement”). The Private Placement closed on December 22, 2020 following the closing of the merger.
The following table summarizes the purchases of our common stock by related persons:
Investor	Shares of Common Stock	Total Purchase Price
Entities affiliated with Fidelity(1)	434,780	$9,999,940.00
Franklin Berger(2)	65,217	$1,500,000.00
(1)
Consists of (i) 19,530 shares held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (ii) 106,446 units held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (iii) 115,573 shares held by Fidelity Growth Company Commingled Pool, (iv) 19,318 units held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund, (v) 173,913 shares held by Fidelity Select Portfolios: Biotechnology Portfolio.

(2)	Franklin Berger is a former member of the board directors of Proteostasis.
In connection with the Subscription Agreement, we entered into a registration rights agreement with the Purchasers pursuant to which we agreed to prepare and file a registration statement with the SEC within 60 days after the closing of the Private Placement for the purposes of registering the resale of the Shares (the “Filing Deadline”). We also agreed, among other things, to indemnify the Purchasers, their officers, directors, members, employees and agents, successors and assigns from certain liabilities and to pay fees and expenses (excluding any underwriting discounts and commissions and transfer taxes) incident to our obligations under the registration rights agreement. Pursuant to the Subscription Agreement, we filed a Registration Statement on Form S-3 (File No. 333-252695) with the SEC, which was declared effective on February 11, 2021.
Support Agreements
In connection with the merger between Proteostasis and Yumanity, Inc., Proteostasis, Yumanity, Inc. and Yumanity Holdings, LLC (“Holdings”) entered into support agreements with certain equityholders of Holdings, pursuant to which, among other things, each of these equityholders agreed, solely in its capacity as a securityholder, to vote all of its Holdings equity interest (a) in favor of (i) the approval and adoption of the merger agreement, (ii) the approval of the Yumanity Reorganization (as defined below) and approval and adoption of any and all agreements, certificates or documents required or deemed necessary or appropriate in connection with the Yumanity Reorganization, (iii) any proposal to adjourn or postpone the meeting if there are not sufficient votes for the adoption of the merger agreement and approval of related transactions on the date on which such meeting is held and (iv) the approval of any other matter necessary to consummate the transactions contemplated by the merger agreement that are considered and voted upon by Holdings’ equityholders, such as the Yumanity Reorganization, and (b) against any “acquisition proposal,” as defined in the merger agreement. Holdings, as the sole stockholder of Yumanity, Inc. before the Yumanity Reorganization, was also party to a support agreement with Proteostasis pursuant to which Holdings agreed to vote a number of its shares proportionate to the outstanding equity interests of Holdings that have voted in favor of (or consented to) the approval and adoption of the merger agreement and approval of the merger, approval of the Yumanity Reorganization or any other matter necessary to consummate the transactions contemplated by the merger agreement and against any “acquisition proposal,” as defined in the merger agreement. The parties to these support agreements include executive officers and directors of Yumanity, Inc. and Holdings and certain entities who directly owned at least 5% of Yumanity, Inc.’s outstanding stock following the Yumanity Reorganization.
In connection with the merger between Proteostasis and Yumanity, Inc., Proteostasis, Yumanity, Inc. and Holdings also entered into support agreements directors and officers of Proteostasis, pursuant to which, among other things, each of these stockholders agreed, solely in his or her capacity as a stockholder, to vote all of his or her shares of Proteostasis common stock (a) in favor of the Proteostasis stockholder proposals and any other matter necessary to consummate the transactions contemplated by the merger agreement and voted on by the Proteostasis stockholders and (b) against any “acquisition proposal,” as defined in the merger agreement.
Upon the completion of the merger between Proteostasis and Yumanity, Inc., the obligations of the parties to the vote their shares as set forth in the support agreements terminated and none of the parties have any remaining rights or obligations under the agreements.
Lock-up Agreements
In connection with the merger between Proteostasis and Yumanity, Inc., certain of Yumanity, Inc.’s then current directors and officers and certain equityholders of Holdings, including Alexandria Equities No. 7, LLC, entities associated with Fidelity, Merck Sharp & Dohme Corp., Biogen New Ventures Inc., N. Anthony Coles, M.D. and certain trusts affiliated with the estate of Susan Lindquist, Ph.D., agreed to not sell, pledge, or otherwise transfer shares of the combined organization for a period of 180 days following completion of the merger.
Yumanity Reorganization
Immediately prior to completing the merger between Proteostasis and Yumanity, Inc., we completed a series of transactions pursuant to which Holdings, the sole stockholder and holding company parent of Yumanity, Inc. (formerly Yumanity Therapeutics, Inc.) merged with and into Yumanity, Inc. and Yumanity, Inc. continued to exist as the surviving corporation (the “Yumanity Reorganization”). In connection with the Yumanity Reorganization, by operation of law, Yumanity, Inc. acquired all assets of Holdings and assumed all of its liabilities and obligations. Additionally, all securities of Holdings were converted into and became securities of Yumanity, Inc.
Merck Collaboration Agreement
In June 2020, we entered into an exclusive license and research collaboration agreement (the “Merck Collaboration Agreement”) with Merck Sharp & Dohme Corp. (“Merck”), pursuant to which we granted Merck an exclusive worldwide license under certain intellectual property related to two certain undisclosed targets in connection with our amyotrophic lateral sclerosis and frontotemporal lobar degeneration programs. As consideration for the licenses granted to Merck under the Merck Collaboration Agreement, Merck paid us a one-time upfront payment and also purchased Class C preferred units of Yumanity Holdings, LLC. Under the terms of the Merck Collaboration Agreement, we are eligible to receive up to $530 million upon achievement of certain research, development and sales milestones, of which we received $5 million in February 2022. We are also eligible to receive tiered royalties on net sales of licensed products.

Class C Preferred Unit Financing
In June 2020, Holdings issued and sold an aggregate of 5,404,588 Class C preferred units pursuant to a unit purchase agreement at a cash purchase price of $4.0008 per unit for an aggregate purchase price of approximately $21.6 million. Purchasers of Holdings’ Class C preferred units included Holdings’ venture capital fund investors and strategic investors that beneficially owned more than 5% of outstanding Holdings capital stock and/or were represented on Holdings’ board of directors at the time of sale of the Class C preferred units. The following table presents the number of shares and the total purchase price paid by these entities:
Investor	Class C Preferred Units	Total Class C Purchase Price
Alexandria Equities No. 7, LLC(1)	691,990	$2,768,513.60
Entities affiliated with Fidelity(2)	1,099,780	$4,399,999.83
Entities affiliated with Redmile Group, LLC(3)	499,900	$1,999,999.92
Merck Sharp & Dohme Corp.	2,499,500	$9,999,999.60
N. Anthony Coles, M.D.(4)	249,950	$999,999.96
(1)	Lynne Zydowsky, Ph.D. was a member of Holdings’ board of directors and is the chief science officer of Alexandria Real Estate Equities, Inc., an affiliate of Alexandria Equities No. 7, LLC.
(2)
Consisted of (i) 117,944 units held by Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund, (ii) 478,304 units held by Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund, (iii) 440,788 units held by Fidelity Growth Company Commingled Pool and (iv) 62,744 units held by Fidelity Mt. Vernon Street Trust : Fidelity Growth Company K6 Fund.

(3)	Consisted of (i) 124,975 units held by RAF, L.P. and (ii) 374,925 units held by Redmile Biopharma Investments I, L.P.
(4)	Represented 249,950 units held by the Coles 2016 Irrevocable Trust. N. Anthony Coles, M.D. was a 5% holder of Holdings and a member of Holdings’ board of directors.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our amended and restated Certificate of Incorporation and amended and restated By-laws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.
Procedures for Related Party Transactions
We have a written policy that requires all transactions between us and any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related persons (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be approved in advance by our Audit Committee. Any request for such a transaction must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.
Prior to our Board of Directors’ consideration of a transaction with a related person, the material facts as to the related person’s relationship or interest in the transaction are disclosed to our Board of Directors, and the transaction is not approved by our Board of Directors unless a majority of the directors approved the transaction.

CORPORATE GOVERNANCE
Board and Committee Matters
Board Leadership and Independence. Our Board of Directors has determined that all members of the Board of Directors, except Dr. Peters and Dr. Coles, are independent, as determined in accordance with the rules of The Nasdaq Stock Market. In making such independence determination, the Board of Directors considered the relationships that each such non-employee director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our Board of Directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers.
Board Leadership Structure. The positions of our chairman of the Board of Directors and Chief Executive Officer are presently separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer must devote to the position in the current business environment, as well as the commitment required to serve as our chairman of the Board, particularly as the Board of Directors’ oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the non-management directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure. Although our By-laws do not require our chairman of the Board and Chief Executive Officer positions to be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time.
Code of Business Conduct and Ethics. We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The current version of the Code of Business Conduct and Ethics is available on our website under the Investor Relations tab, under the sub-tab “Corporate Governance” (www.yumanity.com/investor-relations/corporate-governance-2/corporate-governance/). A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: Yumanity Therapeutics, Inc., 40 Guest Street, Suite 4410, Boston, Massachusetts 02135 Attention: Secretary. We intend to disclose any amendment or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer, or persons performing similar functions, by posting such information on our website and/or in our public filings with the SEC.
Corporate Governance Guidelines. The Board of Directors has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, Nasdaq and our certificate of incorporation and By-laws. Our corporate governance guidelines are available in the corporate governance section of our website under the “Investor Relations” tab, under the sub-tab “Corporate Governance.” Although these corporate governance guidelines have been approved by the Board of Directors, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board of Directors at any time as it deems appropriate.
Policy on Trading, Pledging and Hedging of Company Stock. Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when a director or employee is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits our executive officers, directors, employees and designated contractors and consultants from engaging in certain prohibited transactions, including short sales, purchases or sales of derivative securities or hedging transactions, the use of our securities as collateral in a margin account, and pledging of our securities.
Board Meetings and Committees. In 2021, our Board of Directors held eight meetings, our Audit Committee held four meetings, our Compensation Committee held five meetings and our Nominating and Corporate Governance

Committee held two meetings. The directors regularly hold executive sessions at meetings of the Board of Directors. During 2021, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all committees of the Board of Directors on which such director served (during the period that such director served). Members of our Board of Directors are invited and encouraged to attend each annual meeting of stockholders. All of the directors then in office attended the annual meeting of the stockholders held virtually in 2021.
Stockholder Communications. Any stockholder wishing to communicate with our Board of Directors, a particular director or the chair of any committee of the Board of Directors may do so by sending written correspondence to our principal executive offices, to the attention of the Chair, Nominating and Corporate Governance Committee. All such communications will be delivered to the Board of Directors or the applicable director or committee chair.
Committees
During 2021, our Board of Directors had three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Richard Heyman, Ph.D. has been appointed to serve as our lead independent director. As lead independent director, Dr. Heyman presides over periodic meetings of our independent directors, serves as a liaison between the Chair of the Board of Directors and the independent directors and performs such additional duties as the Board of Directors may otherwise determine and delegate. Following the Annual Meeting, Cecil B. Pickett, Ph.D. will serve as our lead independent director.
Audit Committee. Patricia L. Allen (Chair), Kim C. Drapkin, and David Arkowitz currently serve on the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq Stock Market rules, and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Our Board of Directors has designated Ms. Allen as an “audit committee financial expert,” as defined under the applicable rules of the SEC.
The Audit Committee’s responsibilities include:
•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing and approving the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending based upon its review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our annual report on Form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;
•	discussing all matters required to be discussed pursuant to applicable accounting rules with our independent registered public accounting firm;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing quarterly earnings releases and scripts.

The Audit Committee held four meetings during 2021. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Stock Market. A copy of the Audit Committee charter is available on our website at www.yumanity.com under the “Investor Relations” tab, under the sub-tab “Corporate Governance.”
Compensation Committee. Richard A. Heyman, Ph.D. (Chair), Cecil B. Pickett, Ph.D. and Kim C. Drapkin currently serve on the Compensation Committee. Following the Annual Meeting, the Compensation Committee will comprise of Kim C. Drapkin (Chair) and Cecil B. Pickett, Ph.D. Our Board of Directors has determined that each member of the Compensation Committee is “independent” as defined in the applicable Nasdaq Stock Market rules.
The Compensation Committee’s responsibilities include:
•	annually reviewing and approving the corporate goals and objectives relevant to the future compensation of our Chief Executive Officer;
•	evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the compensation of our Chief Executive Officer in light of such evaluation;
•	reviewing and approving the compensation of all other executive officers;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other adviser retained by the Compensation Committee;
•	conducting an independence assessment with respect to any compensation consultant, legal counsel or other adviser retained by the Compensation Committee;
•	reviewing and approving the compensation of our directors;
•	reviewing and approving grants and awards under incentive-based compensation and equity-based plans, consistent with the terms of such plans; and
•	reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement or annual report on Form 10-K.
The Compensation Committee held five meetings during 2021. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.yumanity.com under the “Investor Relations” tab, under the sub-tab “Corporate Governance.”
Our Compensation Committee reviews and approves the compensation to be paid to our Chief Executive Officer and our other executive officers. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. In 2021, the Compensation Committee retained the services of Radford (“Radford”), which is part of the Rewards Solutions practice at Aon plc, as the Compensation Committee’s independent compensation consultant. Radford has advised the Board of Directors and the Compensation Committee on certain compensation matters and decisions. Radford served at the discretion of the Compensation Committee and did not provide any other services to the Company during fiscal year 2021 other than those for which they were engaged by the Compensation Committee. Our Compensation Committee requires that its compensation consultants be independent of Company management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our Compensation Committee has determined that Radford is independent and that their respective work has not raised any conflicts of interest. The Compensation Committee continued to retain Radford in 2022 in order to ensure that our compensation arrangements are competitive for 2022.
Nominating and Corporate Governance Committee. Cecil B. Pickett, Ph.D. (Chair), David Arkowitz and Lynne Zydowsky, Ph.D. currently serve on the Nominating and Corporate Governance Committee. Following the Annual Meeting, the Nominating and Corporate Governance will comprise Jeffery W. Kelly, Ph.D. (Chair), David Arkowitz and Lynne Zydowsky, Ph.D. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined in the applicable Nasdaq Stock Market rules.
The Nominating and Corporate Governance Committee’s responsibilities include:
•	developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;

•	establishing procedures for identifying and evaluating Board of Directors candidates, including nominees recommended by stockholders;
•	reviewing the size and composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the Board of Directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the Board of Directors’ committees;
•	developing and recommending to the Board of Directors a set of corporate governance guidelines;
•	reviewing and discussing with the Board of Directors corporate succession plans for the chief executive officer and other key officers; and
•	overseeing the evaluation of the Board of Directors and management.
The Nominating and Corporate Governance Committee held two meetings during 2021. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.yumanity.com under the “Investor Relations” tab, under the sub-tab “Corporate Governance.”
The Nominating and Corporate Governance Committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the Nominating and Corporate Governance Committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by the Board of Directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this Proxy Statement under the heading “Stockholder Recommendations.” The Nominating and Corporate Governance Committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our By-laws relating to stockholder nominations as described later in this Proxy Statement under the heading “Stockholder Recommendations.”
Identifying and Evaluating Director Nominees. The Board of Directors delegates the selection and nomination process to the Nominating and Corporate Governance Committee, who shall identify and evaluate candidates to serve as directors of the Company (consistent with criteria approved by the Board).
Generally, the Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board of Director’s approval as director nominees for election to the Board of Directors.
Minimum Qualifications. The Nominating and Corporate Governance Committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board of Director’s selection as nominees for the Board of Directors and as candidates for appointment to the Board of Director’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board of Directors, in collectively serving the long-term interests of the stockholders.
In evaluating proposed director candidates, the Nominating and Corporate Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, factors such as character, integrity, judgment, diversity and length of service, his or her independence and the needs of the Board of Directors. We have no formal policy regarding board diversity, although both the Nominating and Corporate Governance Committee and the Board of Directors consider diversity when identifying and evaluating proposed director candidates, including diversity of backgrounds and personal and professional experiences.
Board Diversity. The composition of our board of directors currently includes nine individuals who are diverse under the Nasdaq listing rule regarding board diversity, as presented in the below Board Diversity Matrix. Under the Nasdaq listing rule, directors who self-identify as (i) female, (ii) an underrepresented minority, or (iii) LGBTQ+ are defined as being diverse.
Board Diversity Matrix
Board Diversity Matrix (As of April 25, 2022)
Total Number of Directors	9
	Female	Male	Non-Binary	Gender Undisclosed
Part I: Gender Identity
Directors	3	5		1
Part II: Demographic Background
African American or Black		2
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1
Stockholder Recommendations. Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name and qualifications to our Secretary at Yumanity Therapeutics, Inc., 40 Guest Street, Suite 4410, Boston, Massachusetts 02135, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Stockholder Communications. The Board of Directors provides to every securityholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for securityholder communication. For a securityholder communication directed to the Board of Directors as a whole, securityholders may send such communication to the attention of the Chairman of the Board via U.S. Mail or Expedited Delivery Service to: Yumanity Therapeutics, Inc., 40 Guest Street, Suite 4410, Boston, Massachusetts 02135, Attn: Chairman of the Board.
For a securityholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: Yumanity Therapeutics, Inc., 40 Guest Street, Suite 4410, Boston, Massachusetts 02135, Attn: [Name of Individual Director].
We will forward by U.S. Mail any such securityholder communication to each director, and the Chairman of the Board in his or her capacity as a representative of the Board of Directors, to whom such securityholder communication is addressed to the address specified by each such director and the Chairman of the Board, unless there are safety or security concerns that mitigate against further transmission.

Risk Oversight. Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our company, our Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, our Board of Directors reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Each of the committees of our Board of Directors also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is responsible for overseeing our major financial and cyber-security risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board of Directors does not believe that its role in the oversight of our risks adversely affects the leadership of the Board of Directors.
In carrying out their risk oversight functions, the Board of Directors and its committees routinely request and review management updates, reports from the independent auditors and legal and regulatory advice from outside experts, as appropriate, to assist in discerning and managing important risks that may be faced by us. The Board of Directors is committed to continuing to ensure and evolve its risk oversight practices as appropriate given the stage of our evolution as a biopharmaceutical company and the fast-paced changes of the life sciences industry. The Board of Directors has oversight and has been engaged concerning the monitoring and identification of risks to our Company, and actions we are taking to mitigate risks related to this pandemic.

Report of the Audit Committee
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.
The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s main responsibility is to monitor and oversee this process.
The Audit Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2021, with management. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
THE AUDIT COMMITTEE

Patricia L. Allen (Chair)
Kim C. Drapkin, CPA
David Arkowitz

EXECUTIVE COMPENSATION
This section provides information regarding the total compensation awarded to, earned by, or paid to during the years ended December 31, 2020 and 2021 to (1) each individual who served as our principal executive officer, (2) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2021 and were serving as executive officers as of such date, and (3) up to two individuals who would otherwise be included in (2) above but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2021. We refer to these individuals in this Proxy Statement as our named executive officers.
Our named executive officers for 2021 who appear in the Summary Compensation Table are:
•	Richard Peters, M.D., Ph.D., our Chief Executive Officer;
•	N. Anthony Coles, M.D., our Chair of the Board of Directors and formerly our Executive Chair;
•	Paulash Mohsen, our former Chief Business Officer; and
•	Ajay Verma, M.D., Ph.D., our former Executive Vice President, Head of Research & Development.
To date, the compensation of our named executive officers has consisted of a combination of base salary, bonuses and long-term incentive compensation in the form of stock options and restricted stock units. Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans.
2021 Summary Compensation Table
The following table presents information regarding the compensation awarded to, earned by, and paid to each individual who served as one of our named executive officers for services rendered to us in all capacities during the fiscal year ended December 31, 2021.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Richard Peters, M.D., Ph.D. Chief Executive Officer	2021	618,000	1,358,370	2,239,770	278,100	—	4,494,240
	2020	600,000	—	238,739(4)	480,000	1,956	1,320,695
Paulash Mohsen Former Chief Business Officer	2021	400,000	160,057	465,373	147,200	—	1,172,630
	2020	374,764	—	151,724(4)	205,000	1,733	733,221
Ajay Verma, M.D., Ph.D. Former Executive Vice President, Head of Research & Development	2021	309,469	114,900	1,293,557	108,647	—	1,826,573
N. Anthony Coles, M.D.(5) Chair of the Board of Directors, and former Executive Chair	2021	170,418	20,001	1,092,773(4)	75,733	173,333(6)	1,532,259
	2020	390,000	—	42,046	312,000	—	744,046
(1)
The amounts reported represent the aggregate grant date fair value of restricted stock units granted to the named executive officers during the 2021 and 2020 fiscal years, calculated in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 24, 2022. The amounts reported in this column reflect the accounting cost for the restricted stock units and does not correspond to the actual economic value that may be received upon settlement of the restricted stock units or any sale of any of the underlying shares of common stock.

(2)
The amounts reported represent the aggregate grant date fair value of stock options awarded to the named executive officers during the 2021 and 2020 fiscal years, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 24, 2022. The amounts reported in this column reflect the accounting cost for the stock options and does not correspond to the actual economic value that may be received upon exercise of the stock options or any sale of any of the underlying shares of common stock.

(3)
The amounts in this column represent the amount of compensation earned by the named executive officers under the applicable annual performance-based bonus program during each fiscal year. For 2021, Dr. Coles’ bonus was prorated to reflect the time he was employed as Executive Chair prior to transitioning to non-executive Chair.

(4)	Amounts are inclusive of the incremental fair value of certain options repriced in 2020.
(5)	On June 2, 2021, Dr. Coles transitioned from our Executive Chair to the role of our non-executive Chair of the Board of Directors.
(6)	Amounts include $173,333 in cash fees earned for his services as non-executive Chair of the Board of Directors following his transition to that role on June 2, 2021.

Narrative Disclosure to Summary Compensation Table
Executive Compensation Elements
The following describes the material terms of the elements of our executive compensation program during 2021.
Annual Base Salary
Our Board of Directors and Compensation Committee recognize the importance of base salary as an element of compensation that helps to attract and retain the named executive officers. We provide a base salary as a fixed source of income for our named executive officers for the services they provide to us during the year, which allows us to maintain a stable executive team.
The base salaries for our named executive officers in effect for the year ended December 31, 2021 were as follows: $401,700 for Dr. Coles prior to his transition on June 2, 2021 to the role of our non-executive Chair of the Board of Directors, $618,000 for Dr. Peters, $400,000 for Mr. Mohsen and $430,000 for Dr. Verma. Following the date of our 2021 annual meeting of stockholders, Dr. Coles received an annual retainer of $300,000 per year for such service.
Annual Cash Incentive
We also provide our named executive officers with annual performance-based cash bonus opportunities, calculated based upon the achievement of specified corporate goals, with each executive officer being assigned a corporate and individual goal weighting. For fiscal year 2021, each executive officer was assigned a target bonus opportunity, which is reflected as a percentage of that individual’s 2021 base salary and is based on the individual’s role and title in the Company.
For fiscal year 2021, the target bonus opportunity as a percentage of 2021 base salary and corporate and individual goal weighting for each of Dr. Coles, Dr. Peters, Mr. Mohsen and Dr. Verma is as follows:
Name	Target Bonus (% of Base Salary)	Corporate Goal Weighting (%)	Individual Goal Weighting (%)
N. Anthony Coles, M.D.	50	100	—
Richard Peters, M.D.	50	100	—
Paulash Mohsen	35	80	20
Ajay Verma, M.D., Ph.D.	40	80	20
Following fiscal year 2021, our Compensation Committee determined that we had achieved 90% of our corporate goals for 2021. Bonuses paid with respect to 2021 performance were pro-rated for any partial year of employment and were paid, if applicable, during the first quarter of 2022.
Equity Compensation
Our Board of Directors considers equity incentives to be important in aligning the interests of the named executive officers with those of its equityholders. As part of our pay-for-performance philosophy, our compensation program tends to emphasize the long-term equity award component of total compensation packages paid to our named executive officers. In determining the size of the equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions and anticipated future contributions to us and the size of prior grants. Originally, we had granted incentive units intended to constitute “profits interests” to compensate our employees. More recently, we have granted options and restricted stock units to compensate our named executive officers. We have granted equity incentives both in the form of initial grants in connection with the commencement of employment and periodic refresher grants. Because employees are able to profit from options only if our price increases relative to the option’s exercise price, we believe options in particular provide meaningful incentives to employees to achieve increases in the value of our equity over time. While we intend that the majority of equity awards to our employees be made pursuant to initial grants or periodic refresh grants, our Board of Directors retains discretion to grant equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or our Board of Directors. The exercise price of each option grant is the fair market value of our common stock on the grant date. We do not have any stock ownership requirements for our named executive officers.

Employment Agreements
We have entered into employment agreements or employment offer letters with each of N. Anthony Coles, M.D., and Richard Peters, M.D., Ph.D.. The agreements set forth the named executive officer’s initial base salary, bonus potential, eligibility for employee benefits and severance benefits upon a qualifying termination of employment, subject to certain non-solicitation and non-competition provisions and confidentiality obligations. The key terms of our employment arrangements with our 2021 named executive officers, including potential payments upon termination or change in control, are described below.
These employment agreements provide for “at will” employment. The terms “change of control,” “cause” and “good reason” referred to below are defined in the applicable employment agreement.
N. Anthony Coles, M.D.
Dr. Coles currently serves as the non-executive Chair of our Board of Directors, and receives an annual retainer of $300,000 per year for such service.
Previously, Dr. Coles served as our Executive Chair and was entitled to an annual base salary of $401,700 and an annual target bonus equal to 50% of his base salary, as determined by our Board of Directors in its sole discretion. For the 2021 fiscal year, Dr. Coles’ annual base salary and annual bonus earned with respect to his service as our Executive Chair were each pro-rated based on the date of his transition to the non-executive Chair of our Board of Directors. Prior to serving as our Executive Chair, we entered into an employment agreement with Dr. Coles as well as an agreement containing certain non-solicitation and non-competition provisions and confidentiality obligations in connection with his previous services as our Chief Executive Officer.
Richard Peters, M.D., Ph.D.
We entered into an employment agreement with Richard Peters, M.D., Ph.D., our President and Chief Executive Officer, on June 30, 2019. Under the terms of his employment agreement, Dr. Peters is entitled to receive an annual base salary and an annual target bonus, as determined by our Board of Directors in its sole discretion. Dr. Peters also entered into an employee confidentiality, assignment and noncompetition agreement with us, the terms of which are incorporated into his employment agreement. Under such employee confidentiality, assignment and noncompetition agreement, to the extent that the 12 month post-employment noncompetition restrictions is enforced, Dr. Peters is entitled to receive garden leave payments during such 12 month period equal to 50% of his highest annualized base salary that we paid to him within the two-year period preceding his last day of employment.
Dr. Peters’ employment agreement provides that, in the event that his employment is terminated by us without “cause” or by Dr. Peters for “good reason”, subject to the execution and effectiveness of a separation agreement and release, which shall include, without limitation and in our sole discretion, a one-year post-employment noncompetition agreement, he will be entitled to receive (i) an amount equal to 12 months of his base salary plus one times his target bonus for that year, payable in substantially equal installments in accordance with our payroll practice over 12 months commencing within 60 days after the date of termination (provided, that in the event Dr. Peters is entitled to any payments pursuant to his employee confidentiality, assignment and noncompetition agreement, such severance amounts received in any calendar year will be reduced by the amount that Dr. Peters is paid in the same calendar year pursuant to his employee confidentiality, assignment and noncompetition agreement), and (ii) reimbursement of COBRA premiums for health benefit coverage, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Dr. Peters had he remained employed with us until the earlier of 12 months following the date of termination or the date that Dr. Peters becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA.
Under Dr. Peters’ employment agreement, in the event that Dr. Peters is terminated by us without “cause” or by Dr. Peters for “good reason” within 12 months after a change in control, then in lieu of the payments and benefits described above and subject to the execution and effectiveness of a separation agreement and release, he will be entitled to receive (i) an amount equal to two times his then current base salary (or, his base salary in effect immediately prior to the change in control, if higher) plus two times his target bonus for that year, payable in a lump sum within 60 days after the date of termination (provided, that in the event Dr. Peters is entitled to any payments pursuant to his employee confidentiality, assignment and noncompetition agreement, such severance amounts will be reduced by the amount that Dr. Peters is paid or to be paid in the same calendar year pursuant to his employee confidentiality, assignment and noncompetition agreement), (ii) reimbursement of COBRA premiums for health benefit coverage, in an amount equal to the monthly employer contribution that we would have made to provide health insurance to Dr. Peters had he remained employed with us until the earliest of 18 months following the date of termination or the date that Dr. Peters becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, and (iii) acceleration of 100% of the stock options and other stock-based awards held by Dr. Peters that are subject to solely time-based vesting and the milestone option award granted to Dr. Peters in connection with the commencement of his employment, as of the later of the date of termination and the effective date of the separation agreement and release.
The payments and benefits provided to Dr. Peters in connection with a change in control may not be eligible for a federal income tax deduction for us pursuant to Section 280G of the U.S. Internal Revenue Code of 1986, as amended, or the Code, and may subject Dr. Peters to an excise tax under Section 4999 of the Code. If the payments or benefits payable to Dr. Peters in connection with a change in control would be subject to the excise tax on golden parachutes imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to Dr. Peters.
Separation Agreements
Paulash Mohsen
We have entered into a separation agreement with Paulash Mohsen in connection with his termination of employment with us in April 2022, pursuant to which we will provide Mr. Mohsen with severance in an amount equal to 9 months of his base salary and 9 months of COBRA premiums at the Company’s normal rate of contribution for employees for his coverage at the level in effect as of his termination date. In addition, Mr. Mohsen’s agreement included a release of claims by Mr. Mohsen against the Company and provided that Mr. Mohsen provide up to eight (8) hours per month of consulting services to the Company for three months. In exchange for provision of consulting services, Mr. Mohsen’s severance will be paid in two equal payments, the first of which will be made on the Company’s first ordinary payroll date occurring after eight days from his departure and the second will be made on the Company’s first ordinary payroll date occurring after 90 days from his departure.
Ajay Verma, M.D., Ph.D.
We have entered into a separation agreement with Dr. Verma in connection with his termination of employment with us in January 2022, pursuant to which we provided Dr. Verma with severance in an amount equal to 2 months of his base salary and 2 months of COBRA premiums at the Company’s normal rate of contribution for employees for his coverage at the level in effect as of his termination date. In addition, Dr. Verma’s separation agreement included a release of claims by Dr. Verma against the Company and provided that Dr. Verma receive a pro-rated annual bonus for the 2021 calendar year.
Employee Benefit Plans
401(k) Savings Plan
We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. All participants’ interests in their contributions are 100% vested when contributed. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. The retirement plan is intended to qualify under Section 401(a) of the Code. Matching contributions to the plan are made at the discretion of our Board of Directors. No matching contributions were provided in 2021.
Health and Welfare Benefits
All of our full-time employees, including our executive officers, are eligible to participate in our health and welfare benefits, including medical, dental and vision insurance, medical and dependent care flexible spending accounts, group life and disability insurance, and 401(k) plan. Named executive officers are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees.
We do not offer any defined benefit pension plans or nonqualified defined compensation arrangements for our employees, including our named executive officers.

Outstanding Equity Awards at 2021 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2021.
		Option Awards					Stock Awards
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Richard Peters, M.D., Ph.D.	9/9/2019(2)	235,238	—		8.16	9/8/20/29
	2/1/2021(3)	25,000	95,000		17.89	1/31/2031
	7/1/2020(4)						45,707	135,293
	7/1/2020(3)	21,584	39,360		17.89	1/31/2031
	12/1/2021(5)						70,000	207,200
Paulash Mohsen	12/4/2018(2)	42,168	—		8.16	12/8/2028
	2/18/2020(2)	10,542	—		8.16	2/17/2030
	2/1/2021(6)	17,231	20,365		17.89	1/31/2031
	2/1/2021(7)						4,665	13,808
	12/1/2021(5)						20,000	59,200
Ajay Verma, M.D., Ph.D.	4/13/2021(2)	—	84,000		17.60
	4/13/2021(8)	5,000	—	15,000	17.60
	12/1/2021(5)						30,000	88,800
N. Anthony Coles, M.D.	12/4/2018(9)	72,496	—		8.16	12/8/2028
	12/4/2018(9)	12,082	—		8.16	9/9/2029
	2/1/2021(7)						1,118	3,309
	2/1/2021(6)	21,301	57,349		19.64	3/31/2031
(1)	Amounts reflect the closing trading price of our common stock on December 31, 2021 of $2.96 per share.
(2)
This option award was fully exercisable upon grant and vests with respect to 25% of the shares upon the first anniversary of the vesting commencement date, with the remaining shares vesting in 36 equal monthly installments thereafter, in each case subject to Dr. Peters’ continuing service relationship.

(3)
This option award vests and becomes exercisable in 48 equal monthly installments over four years following the vesting commencement date, subject to Dr. Peters’ continuing service relationship. The vesting of 100% of the shares subject to this option will accelerate upon Dr. Peters’ termination of employment within 12 months following a sale event (as defined in the Yumanity Therapeutics, Inc. Amended and Restated 2018 Stock Option and Grant Plan, or the 2018 Plan) by us without cause or by Dr. Peters for good reason.

(4)	This restricted stock unit award vests in four equal annual installments over four years following the vesting commencement date, subject to Dr. Peter’s continuing service relationship.
(5)
This restricted stock award vests in two equal installments, on each of six months and twelve months following the vesting commencement date, in each case subject to the named executive officer’s continuing service relationship.

(6)
This option award vests and become exercisable in 48 equal monthly installments over four years following the vesting commencement date, subject to the named executive officer’s continuing service relationship.

(7)	This restricted stock unit award vests in full on the anniversary of the vesting commencement date, subject to the named executive officer’s continuing service relationship.
(8)
This option award vested and became exercisable with respect to 5,000 of the shares upon achievement of a certain research milestone, and vests and becomes exercisable (i) with respect to an additional 5,000 shares upon achievement of a certain research milestone, and (ii) with respect to the remaining 10,000 shares, upon achievement of a certain development milestone.

(9)
This option award was fully exercisable upon grant and vests with respect to 25% of the shares upon the first anniversary of the vesting commencement date, with the remaining shares vesting in 36 equal monthly installments thereafter, in each case subject to the executive’s continuing service relationship. The vesting of 100% of the shares subject to this option will accelerate upon a capital transaction.

Compensation Risk Assessment
We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

DIRECTOR COMPENSATION
2021 Director Compensation Table
The following table presents the total compensation paid by the Company to each person who served as a non-employee member of our Board of Directors during the fiscal year ended December 31, 2021. See the section titled “Executive Compensation” for more information on the compensation paid to or earned by Dr. Coles and Dr. Peters for the year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Patricia Allen	50,000	159,802	209,802
Richard A. Heyman	45,000	194,848	239,848
Cecil B. Pickett	47,500	194,848	242,348
Lynne Zydowsky	38,500	159,802	198,302
Jeffery W. Kelly	35,000	159,802	194,802
David Arkowitz	46,000	159,802	205,802
Kim C. Drapkin	47,500	159,802	207,302
(1)	Amounts represent cash compensation for services rendered as a director during 2021.
(2)
The amounts reported represent the aggregate grant date fair value of stock options granted to the non-employee directors during fiscal year 2021, calculated in accordance with FASB ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 24, 2021. The amounts reported in this column reflect the accounting cost for the stock options and does not correspond to the actual economic value that may be received upon exercise of the stock options or any sale of any of the underlying shares of common stock.

(3)	The following table shows the number of outstanding stock options held by our directors as of December 31, 2021:
Name	Number of Shares Underlying Outstanding Options
Patricia Allen	27,295
Richard A. Heyman	14,800
Cecil B. Pickett	14,800
Lynne Zydowsky	27,295
Jeffery W. Kelly	23,364
David Arkowitz	2,400
Kim C. Drapkin	7,871

Non-Employee Director Compensation Policy
Following the consummation of the merger of Proteostasis and Yumanity, Inc., we amended and restated our non-employee director compensation policy. Under our director compensation policy, we pay our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. This cash compensation is the same as was applicable to the prior policy that had been in effect for Proteostasis. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our Board of Directors. The fees paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director is a member are as follows:
Member Annual Fee
Board of Directors	$35,000
Audit Committee Chair	15,000
Audit Committee Member	7,500
Compensation Committee Chair	10,000
Compensation Committee Member	5,000
Nominating and Corporate Governance Committee Chair	7,500
Nominating and Corporate Governance Committee Member	3,500
We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred by our non-employee directors in connection with attending our meetings of the Board of Directors and committees thereof.
In addition to cash compensation, each new non-employee director who is initially appointed or elected to the Board of Directors is eligible to receive a one-time equity award of an option to purchase 14,800 shares of our common stock (the “Initial Grant”), which will vest quarterly over three years following the date of grant, subject to the director’s continued service. In addition, on the date of each annual meeting of stockholders of our company, each non-employee director will be granted an additional option to purchase 7,400 shares of our common stock (the “Annual Grant”), which will vest quarterly over one year following the date of grant. Each Initial Grant and Annual Grant shall accelerate in full upon a Sale Event (as defined in the applicable equity plan).
This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to our equity compensation plans in effect as of December 31, 2021:
Name	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)(#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)(#)
Plan Category
Equity compensation plans approved by security holders(1)	409,902(2)	$48.01(3)	179,789(4)
Equity compensation plans not approved by security holders(5)	1,455,497(6)	$12.54	260,809(7)
Total	1,779,174		440,598
(1)
Includes the Proteostasis Therapeutics, Inc. 2008 Equity Incentive Plan, the Proteostasis Therapeutics, Inc. 2016 Stock Option and Incentive Plan (the “2016 Plan”) and the Proteostasis Therapeutics, Inc. 2016 Employee Stock Purchase Plan (the “ESPP”).

(2)	Includes (i) 323,677 shares of common stock issuable upon the exercise of outstanding options and (ii) 86,225 shares of common stock issuable upon vesting of restricted stock units.
(3)	Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(4)
As of December 31, 2021, a total of 379,720 shares of our common stock have been reserved for issuance pursuant to the 2016 Plan, which number excludes the 319,341 shares that were added to the 2016 Plan as a result of the automatic annual increase of 3% on January 1, 2022. As of December 31, 2021, a total of 41,626 shares of our common stock have been reserved for issuance pursuant to the ESPP, which number excludes the 6,938 shares that were added to the 2016 Plan as a result of the automatic annual increase of 1% on January 1, 2022.

(5)
Includes the 2018 Plan and the Yumanity Therapeutics, Inc. 2021 Inducement Plan (the “Inducement Plan”). A description of the 2018 Plan and the Inducement Plan is contained in Note 12 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 24, 2022.

(6)
Consists of (i) 104,000 shares of common stock underlying non-qualified stock options that were granted prior to the adoption of the Inducement Plan as a one-time award to a new employee in accordance Nasdaq Listing Rule 5635(c)(4), (ii) 1,179,107 shares of common stock issuable upon the exercise of outstanding options under the 2018 Plan and (iii) 172,400 shares of common stock issuable upon the exercise of outstanding options under the Inducement Plan.

(7)	Consists of (i) 33,209 shares of common stock issuable under the 2018 Plan and (ii) 227,600 issuable under the Inducement Plan.
HOUSEHOLDING OF PROXY MATERIALS
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability of Proxy Materials, Proxy Statement, and Annual Report on Form 10-K for the year ended December 31, 2021, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at 40 Guest Street, Suite 4410, Boston, Massachusetts 02135, Attention: Secretary or call us at (617) 409-5300. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, Proxy Statement, or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address or telephone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 26, 2022. However, if the date of the 2023 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Yumanity Therapeutics, Inc., 40 Guest Street, Suite 4410, Boston, Massachusetts 02135, Attention: Corporate Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 7, 2023 and no later than March 9, 2023. In addition, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 8, 2023. Stockholder proposals and the required notice should be addressed to Yumanity Therapeutics, Inc., 40 Guest Street, Suite 4410, Boston, Massachusetts 02135, Attention: Corporate Secretary.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

SCAN TO
VIEW MATERIALS & VOTE

BROADRIDGE CORPORATE ISSUER SOLUTIONS
C/O YUMANITY THERAPEUTICS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 6, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/YMTX2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 6, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77779-P70196

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

YUMANITY THERAPEUTICS, INC.

The Board of Directors recommends a vote FOR the director nominees listed in Proposal 1:

1. To elect the two (2) Class I directors, Richard Peters, M.D., Ph.D. and Patricia L. Allen, to serve until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal:

	For	Withhold
1a. Richard Peters, M.D., Ph.D.	☐	☐
1b. Patricia L. Allen	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To approve, on an advisory basis, the frequency of future votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

Sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons, or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries who execute the proxy card for a deceased stockholder should give their full title. Please date the proxy card.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D77780-P70196

Yumanity Therapeutics, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints each of Richard Peters M.D., Ph.D. and Michael Wyzga with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Yumanity Therapeutics, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/YMTX2022 on June 7, 2022 at 8:30 a.m. Eastern Time and at any adjournment or postponement thereof: (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their best judgment upon such other matters as may properly come before the meeting.

The shares represented hereby shall be voted as specified. **If no specification is made, such shares shall be voted FOR the election of the nominees listed on the reverse side for the Board of Directors, FOR Proposals 2 and 3 and 1 YEAR on Proposal 4. The proxies will vote in their discretion on any other business as may properly come before the meeting and any adjournment thereof.** Whether or not you are able to attend the meeting, you are urged to sign and mail the proxy card in the return envelope so that the stock may be represented at the meeting.

IF YOU ELECT TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)